CERTIFICATION

Solely with respect to the 599 Lexington Avenue Pari Passu Companion Loan held by
J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC19,
Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19 (the
“Trust”) and serviced under the J.P. Morgan Chase Commercial Mortgage
Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates,
Series 2007-LDP10 Pooling and Servicing Agreement (the “Pooling and Servicing
 Agreement”)
Annual Compliance Statement per PSA Section 11.09

I, Michael F. Cocanougher, on behalf of J.E. Robert Company, Inc., as special servicer (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, solely with respect to the 599 Lexington Avenue Pari Passu Companion Loan held by J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC19, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19 and serviced under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

1.	I have reviewed the Certifying Servicer’s activities during the preceding calendar year or portion thereof and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and
2.
To the best of my knowledge, based on my review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout such year or portion thereof.

 Date:  March 4, 2008

J.E. ROBERT COMPANY, INC.

By:	/s/ Michael F. Cocanougher
Michael F. Cocanougher
Director

Compliance Certification, Section 11.09
Solely with respect to the 599 Lexington Avenue Pari Passu Companion Loan held by J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC19, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC19 (the “Trust”) and serviced under the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP10 Pooling and Servicing Agreement
March 4, 2008

With copies to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
ATTN:  Dennis Schuh, Vice President
270 Park Avenue, 10th Floor
New York, NY  10017

Bianca Russo
Managing Director and Associate General Counsel
JPMorgan Chase & Co.
270 Park Avenue, 40th Floor
New York, New York  10017